EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2025, presents the combination of the historical financial information of LightPath Technologies, Inc. (“LightPath” or the “Company”) and G5 Infrared, LLC (“G5 Infrared”) after giving effect to the Membership Interest Purchase Agreement (“MIPA”), (the “Acquisition”) and the additional financing from third-party equity investors, pursuant to the securities purchase agreements and promissory notes (the “Acquisition Financing”), together referred to throughout as the “Transaction”.

Pursuant to the terms and subject to the conditions set forth in the MIPA, effective as of February 18, 2025 (the “Closing Date”), the Company acquired all of the issued and outstanding membership interest of G5 Infrared (the “Acquisition”) in exchanged for (i) $20.25 million of cash consideration, (ii) $6.75 million of LightPath’s Class A common stock and (iii) an Earnout that had an initial fair value of $3.5 million. After adjusting for the fair value of the common stock as of the Closing Date, the final net working capital and the revenue clawback provision, the fair value of the aggregate purchase consideration was $27.1 million which consisted of (i) $20.3 million in cash, (ii) 1,972,501 shares of the Company’s Class A common stock, $0.01 par value (“Class A Common Stock”) (at a value of $2.47 per share, which was the closing price on the G5 Acquisition Date), and (iii) potential earnout consideration paid annually in fiscal years 2026 and 2027 subject to achievement of certain revenue and EBITDA targets set forth in the G5 MIPA (see Note 4 to the unaudited pro forma condensed combined financial information for more detail on the earnout). The total consideration is as follows:

Description	February 18, 2025
Cash consideration	$20,250,000
Net working capital adjustment	(423,871)
Equity portion of consideration	4,872,066
Earnout portion of consideration	3,536,471
Revenue clawback	(1,104,471)
Fair value of consideration transferred	$27,130,195

For purposes of the unaudited pro forma condensed combined financial statements, the Company received aggregate proceeds of $32.2 million, inclusive of the conversion of certain existing indebtedness, based on the aggregate proceeds received from the Acquisition Financing to raise the necessary capital to purchase G5 Infrared.

The fiscal year end of LightPath is June 30, 2025, while G5 Infrared had a December 31, 2024, calendar year end. The calendar year of G5 Infrared has been adjusted to conform to the fiscal year end of LightPath for the purpose of presenting the unaudited pro forma condensed combined financial information, pursuant to Rule 11-02-(c)(3) of Regulation S-X, given the most recent fiscal year ends differed by more than one fiscal quarter. The accompanying unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025 was derived by combining the results of the unaudited historical consolidated statement of operations of G5 Infrared for the period from July 1, 2024 to February 17, 2025, and combining the results of the historical condensed consolidated statement of operations of LightPath for the year ended June 30, 2025, after giving effect to the Transaction as if it had occurred on July 1, 2024.

The following unaudited condensed combined pro forma financial statements and related notes are derived from and should be read in conjunction with the audited consolidated statements and related notes of each of LightPath included in its Annual Report on Form 10-K for the year ended June 30, 2025, and the audited consolidated financial statements of G5 Infrared included in the Company’s Form 8-K/A filed with the Securities and Exchange Commission on May 2, 2025.. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

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LightPath Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2025

			Transaction Accounting Adjustments
Description	Historical LightPath Year Ended June 30, 2025	Historical Reclassified G5 Infrared July 1, 2024 to February 17, 2025 (Note 2)	Acquisition Financing Adjustments	Note	Acquisition Adjustments	Note	Pro Forma Combined

Revenue, net	$37,202,630	$12,125,365	$-		$-		$49,327,995
Cost of sales	27,072,516	7,550,478	-		-		34,622,994
Gross margin	10,130,114	4,574,887	-		-		14,705,001

Operating Expenses:
Selling, general, and administrative	15,814,627	3,356,023	-		-		19,170,650
New product development	3,063,772	269,311	-		-		3,333,083
Amortization of intangibles	1,414,817	58,839	-		883,604	3(c)	2,357,260
Change in fair value of acquisition liabilities	1,560,445	-	-		-		1,560,445
Loss on disposal of property and equipment	99,334	-	-		-		99,334
Total operating expenses	21,952,995	3,684,173	-		883,604		26,520,772
Operating loss	(11,822,881)	890,714			(883,604)		(11,815,771)
Other Income (Expense):
Interest expense, net	(1,118,213)	(30,364)	(211,589)	3(a)	30,364	3(b)	(1,329,802)
Loss on extinguishment of debt	(418,502)	-	-		-		(418,502)
Change in fair value of warrant liability	(1,353,716)	-	-		-		(1,353,716)
Other income (expense), net	(122,080)	-	-		-		(122,080)
Total other income (expense), net	(3,012,511)	(30,364)	(211,589)		30,364		(3,224,100)
Loss before income taxes	(14,835,392)	860,350	(211,589)		(853,240)		(15,039,871)
Income tax provision	37,790	-	-		-		37,790
Net income (loss)	$(14,873,182)	$860,350	$(211,589)		$(853,240)		$(15,077,661)
Foreign currency translation adjustment	468,750	-					468,750
Comprehensive loss	$(14,404,432)	$860,350	$(211,589)		$(853,240)		$(14,608,911)

Weighted average shares outstanding (basic & diluted)	40,874,068		437,145	4(ii)	1,253,754	4(iii)	42,564,967
Loss per common share (basic & diluted)	$(0.36)						$(0.70)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared pursuant to Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The fiscal year end of LightPath is June 30, 2025, while G5 Infrared had a December 31, 2024, calendar year end. The calendar year of G5 Infrared has been adjusted to conform to the fiscal year end of LightPath for the purpose of presenting the unaudited pro forma condensed combined financial information, pursuant to Rule 11-02-(c)(3) of Regulation S-X, given the most recent fiscal year ends differed by more than one fiscal quarter. The accompanying unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025 was derived by combining the results of the unaudited historical consolidated statement of operations of G5 Infrared for the period from July 1, 2024 to February 17, 2025, and the results of the historical condensed consolidated statement of operations of LightPath for the year ended June 30, 2025, after giving effect to the Transaction as if it had occurred on July 1, 2024.

LightPath and G5 Infrared’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain information of G5 Infrared, as presented in its historical financial statements, has been reclassified to conform to the historical presentation of LightPath’s financial statements for purposes of preparing the unaudited pro forma condensed combined financial statements. LightPath has conducted a preliminary review of adjustments necessary to conform G5 Infrared’s accounting policies to LightPath accounting policies. Further, there were no material transactions between LightPath and G5 Infrared for the year ended June 30, 2025.

Note 2 – Reclassification Adjustments

As part of preparing the pro forma condensed combined financial statements, management performed a preliminary analysis of G5 Infrared’s financial information to identify differences in accounting policies as compared to those of LightPath and differences in financial statement presentation as compared to the presentation of LightPath. The Company did not identify any significant differences in accounting policies.

Refer to the table below for a summary of identified reclassification adjustments made to present G5 Infrared’s consolidated statement of operations to conform presentation to that of LightPath:

G5 Infrared Consolidated Statement of Operations Line Items	LightPath Consolidated Statement of Operations Line Items	Historical G5 Infrared July 1, 2024 to December 31, 2024	Historical G5 Infrared January 1, 2025 to February 17, 2025	Reclassification	Note 2	Historical Reclassified G5 Infrared July 1, 2024 to February 17, 2025

Revenue	Revenue, net	$10,919,190	$1,206,175	$-		$12,125,365
Cost of sales	Cost of sales	6,828,480	721,998	-		7,550,478
Selling, general and administrative	Selling, general and administrative	2,508,602	815,781	31,640	(a)(b)	3,356,023
	New product development	-		269,311	(a)	269,311
Depreciation and amortization	Amortization of intangibles	286,856	72,934	(300,951)	(b)	58,839
	Loss on disposal of property and equipment	--		-		-
Interest expense	Interest expense, net	(28,024)	(2,340)	-		(30,364)
Other expense	Other income (expense), net	-	-	-		-
State income taxes	Income tax provision	-	-	-		-

(a)	Represents a reclassification of research and development (“R&D”) expenses from selling, general and administrative (“SG&A”) to new product development to conform to LightPath presentation.

(b)	Represents a reclassification of depreciation expense from “depreciation and amortization” to SG&A to conform to LightPath presentation. The balance remains classified as amortization of intangibles.

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Note 3 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of operations for the periods presented:

3(a) Interest expense – In connection with the Acquisition Financing, the Company issued two senior secured promissory notes in an aggregate principal amount of $5.2 million (the “Acquisition Notes”) and settled the bridge promissory note (the “Bridge Note”). The Acquisition Notes accrue interest at the rate between 10-12% per annum (12% as of June 30, 2025) and will mature on February 18, 2027. At June 30, 2025, the net carrying value of the convertible promissory notes is $4.6 million, including unamortized debt discount and issuance costs of $0.6 million, and had an effective interest rate of 5.7%. Pro forma interest expense related to the Acquisition Notes was computed using the interest rate of 12% for the period from July 1, 2024 to February 17, 2025. The elimination of the interest expense on the Bridge Note represents the interest expense recognized in the historical consolidated financial statement of the Company for the year ended June 30, 2025.

Year Ended
Description	June 30, 2025
Elimination of interest expense on certain existing indebtedness	151,027
Interest expense on the Notes	(362,616)
Pro Forma Financing Adjustment –Interest expense	$(211,589)

3(b) G5 Infrared’s interest expense – Represents the elimination of interest expense associated with G5 Infrared’s existing debt for the period presented, which debt was repaid prior to the close of the acquisition and was not assumed by LightPath.

3(c) Amortization of intangibles – Represents the pro forma adjustment to recognize additional amortization expense for the period from July 1, 2024 to February 17, 2025. The fair value of identifiable intangible assets acquired in the Acquisition, and the useful lives are as follows:

Intangible Asset	Total	Useful Lives (Years)
Backlog	$361,000	1
Know-how	4,801,000	10
Tradename	3,450,000	15
Customer relationships	5,140,000	15
Total	$13,752,000

The acquired intangible assets, are amortized on a straight-line basis..

Year Ended
Description	June 30, 2025
Amortization expense for recognized intangible assets	883,604
Pro Forma Financing Adjustment – Amortization of intangible assets	$883,604

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Note 4 – Pro Forma Net Loss Per Share Information

Represents the pro forma net loss per share calculated using the weighted average shares outstanding that would result from (i) the Acquisition Financing, and (ii) the shares issuable in connection with the consideration transferred, assuming the shares were outstanding as of the beginning of each respective period. As the Transaction is reflected in the unaudited pro forma condensed combined statements of income as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable as part of the Acquisition Financing and the consideration transferred had been outstanding for the entire period. The Series G convertible preferred stock are participating securities, because holders of such instruments participate in the event a dividend is paid on common stock. The holders of the Series G convertible preferred stock do not have a contractual obligation to share in the Company’s losses. As such, losses are attributed entirely to common stockholders.

		Year Ended
Description	Note	June 30, 2025
Pro forma net loss		$(15,077,661)
Accretion of dividends on Series G preferred	4(i)	(14,751,134)
Pro forma net loss attributable to stockholders		$(29,828,795)

Weighted average shares outstanding - basic and diluted		42,564,967
Pro Forma Net Loss Per Share – Basic and Diluted		$(0.70)

Pro Forma Weighted Average Shares Outstanding – Basic and Diluted
LightPath historical		40,874,068
Pro forma financing adjustment – Acquisition Financing (Class A common stock)	4(ii)	437,145
Pro forma acquisition adjustment – Consideration Transferred (Class A common stock)	4(iii)	1,253,754
Pro forma weighted average shares outstanding – Basic and Diluted		42,564,967

4(i)

Pro forma net loss per share includes the accretion of dividends on Series G preferred as the Company elected to recognize any redemption value changes immediately as they occur and adjust the carrying amount to equal the redemption value at each reporting period.

4(ii)

Assumes the issuance of 687,750 shares of Common Stock issued in connection with the Acquisition Financing at a purchase price of approximately $2.15 per share (the “Common Offering”), representing the incremental shares that would have been included in basic weighted average shares as if the Transaction had occurred on July 1, 2024.

4(iii)

Represents the issuance of 1,972,501 LightPath Class A common stock, par value $0.01 as a portion of the consideration transferred, representing the incremental shares that would have been included in basic weighted average shares as if the Transaction had occurred on July 1, 2024.

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The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

Description	Note	Year Ended June 30, 2025
Acquisition Financing:
Series G convertible preferred stock	4(iv)	11,607,397
Warrants issued in conjunction with private placement	4(v)	4,523,471
Convertible promissory notes	4(vi)	2,364,816
		18,324,987

4(iv)

Represents an aggregate of approximately 24,956 shares (the “Preferred Shares”) of a newly created series of preferred stock issued in connection with the Acquisition Financing to raise the necessary capital to complete the acquisition. The Preferred Shares were issued with a stated value of $1,000 per share (the “Preferred Stock”), designated Series G Convertible Preferred Stock, which shall be convertible into shares of Common Stock (the shares of Common Stock issuable upon conversion of the Preferred Shares being referred to as the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock filed with the Delaware Secretary of State. The Preferred Shares are equivalent to 11,607,937 LightPath Class A common stock, par value $0.01, at a price per share of $2.15.

4(v)

Represents warrants to purchase Common Stock, which were issued in connection with the Acquisition Financing to raise the necessary capital to complete the acquisition, including the following: (i) warrants issued in connection with the Preferred Shares (to purchase an aggregate of 4,352,774 shares of Common Stock, with an exercise price of $2.58 per share); and (ii) additional warrants issued in conjunction with the Common Offering (to purchase 170,697 shares of Class A common stock, with an exercise price of $2.58 per share).

4(vi)	Represents the Notes, which are convertible into Preferred Conversion Shares upon the occurrence of the event specified in the Notes, which are in turn convertible into Conversion Shares.

The total consideration for the Acquisition included earnout payments of an aggregate of up to $23.0 million which may be paid annually in fiscal years 2026 and 2027 subject to achievement of certain minimum EBITDA and revenue targets for the one and two-year periods beginning on the first full calendar month commencing after the G5 Acquisition Date. If the targets are achieved during the respective periods, LightPath will (i) issue an aggregate number of shares of Class A Common Stock equal to 30% of the earnout payment divided by the average close price for the ten trading days immediately prior to the first anniversary of the earnout commencement date, as defined in the G5 MIPA, and (ii) pay additional cash consideration in an amount equal to 70% of the earnout payment, in each case to the former G5 Infrared members. The earnout is considered contingent consideration and is accounted for as a liability initially measured at fair value, with changes during each reporting period recognized in earnings. The portion of the earnout that will be settled in stock is also  accounted for as a liability since the achievement of targets adjusts the number of shares to be issued at settlement based on a variable other than the Company’s Class A Common Stock, and therefore it does not meet the criteria in ASC 480, Distinguishing Liabilities from Equity. The fair value of the earnout is calculated using a Monte Carlo valuation method, which involves assumptions of revenue and EBITDA forecasts, discount rates and revenue volatility. The earnout liability is subject to fair value measurement each reporting period. For the year-ended June 30, 2025, the Company recognized a $1.4 million increase in the fair value of the earnout liability, which is included in the Company’s historical results on the unaudited pro forma condensed combined statement of operations. The portion of the earnout that will be settled in stock is also excluded from the computation of pro forma net loss per share, basic and diluted.

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